UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

HighPoint Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38435	82-3620361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720)440-6100

(Registrant’s telephone number, including area code)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HPR	New York Stock Exchange(1)

(1)  The common stock, par value $0.001 per share, of HighPoint Resources Corporation will be suspended from trading prior to the opening of the market on April 5, 2021 and will no longer be listed on the New York Stock Exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 1, 2021, Bonanza Creek Energy, Inc., a Delaware corporation (“Bonanza Creek”) completed its previously announced acquisition of HighPoint Resources Corporation, a Delaware corporation (“HighPoint”), pursuant to the terms of HighPoint’s prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Prepackaged Plan”), which was confirmed by the U.S. Bankruptcy Court for the District of Delaware on March 18, 2021 pursuant to a confirmation order (the “Confirmation Order”) and went effective on April 1, 2021.

The Prepackaged Plan implements the merger (the “Merger”) and restructuring transactions (together with the Merger, the “Transaction”) in accordance with the Agreement and Plan of Merger, dated as of November 9, 2020 (the “Merger Agreement”), by and among Bonanza Creek, HighPoint and Boron Merger Sub, Inc., a wholly-owned subsidiary of Bonanza Creek (“Merger Sub”). Pursuant to the Prepackaged Plan and the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and the effective date under the Prepackaged Plan (the “Effective Date”), Merger Sub merged with and into HighPoint, with HighPoint continuing as the surviving corporation (the “Surviving Corporation”) and wholly-owned subsidiary of Bonanza Creek. At the Effective Time, each eligible share of common stock, par value $0.001 per share, of HighPoint (“HighPoint Common Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.11464 shares of Bonanza Creek Common Stock, with cash paid in lieu of the issuance of any fractional shares.

Concurrently with the Merger and pursuant to the Prepackaged Plan, and in exchange for the $625 million in aggregate principal amount outstanding of 7.0% Senior Notes due 2022 of HighPoint Operating Corporation (“HighPoint OpCo”) and 8.75% Senior Notes due 2025 of HighPoint OpCo (collectively, the “HighPoint Senior Notes”), Bonanza Creek issued to all holders of HighPoint Senior Notes an aggregate of (i) 9,314,214 shares of common stock, par value $0.01 per share, of Bonanza Creek (“Bonanza Creek Common Stock”) and (ii) $100 million aggregate principal amount of 7.5% Senior Notes due 2026 of Bonanza Creek (“Bonanza Creek Senior Notes”) pursuant to an indenture (the “Indenture”), dated April 1, 2021, by and among Bonanza Creek, U.S. Bank National Association, as trustee (the “Trustee”), and the subsidiary guarantors party thereto.

The events described in this Current Report on Form 8-K took place in connection with the completion of the Transaction.

Item 1.02	Termination of a Material Definitive Agreement.

HighPoint Credit Facility

In connection with the consummation of the Merger and the occurrence of the Effective Date, on April 1, 2021, HighPoint terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Fourth Amended and Restated Credit Facility (as amended from time to time, the “HighPoint Credit Agreement”), by and among HighPoint, as parent guarantor, HighPoint OpCo, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination of the HighPoint Credit Agreement, on April 1, 2021, all outstanding obligations for principal, interest and fees under the HighPoint Credit Agreement were paid off in full (other than certain letters of credit which are being assumed by Bonanza Creek), and all liens securing such obligations and any letter of credit or hedging obligations permitted by the HighPoint Credit Agreement to be secured by such liens and guarantees of such obligations were released.

Cancellation of the HighPoint Senior Notes

Upon the Effective Date, the HighPoint Senior Notes were cancelled pursuant to the Confirmation Order and thereafter represented only the right to receive an aggregate of (i) 9,314,214 shares of Bonanza Creek Common Stock and (ii) $100 million aggregate principal amount of Bonanza Creek Senior Notes.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 1.03	Bankruptcy or Receivership.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.03.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note of this Current Report on Form 8-K, on April 1, 2021, Bonanza Creek completed its previously announced acquisition of the HighPoint as part of HighPoint’s reorganization under Chapter 11 of the United States Bankruptcy Code. At the Effective Time, each eligible share of HighPoint Common Stock issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.11464 shares of Bonanza Creek Common Stock, with cash paid in lieu of fractional shares.

Pursuant to the terms of the Prepackaged Plan, upon the Effective Date, concurrently with the Merger and in exchange for the $625 million in aggregate principal amount outstanding of HighPoint Senior Notes, Bonanza Creek issued to holders of HighPoint Senior Notes an aggregate of (i) 9,314,214 shares of Bonanza Creek Common Stock and (ii) Bonanza Creek Senior Notes in an aggregate principal amount equal to $100 million, to be allocated pro rata among holders.

The issuance of Bonanza Creek Common Stock in connection with the Transaction was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Bonanza Creek’s registration statements on Form S-4, as amended (Registration Statement Nos. 333-251401 and 333-251402), which were declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on February 9, 2021. The related joint proxy statement/prospectus and exchange offer prospectus contain additional information about the Merger.

The foregoing description of the Merger, the Merger Agreement, the Prepackaged Plan, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement and the Confirmation Order, copies of which are attached hereto or incorporated by reference as Exhibits 2.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.01. The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2021, in connection with the completion of the Merger, HighPoint notified the New York Stock Exchange (the “NYSE”) that the completion of the Merger has occurred and requested that the trading of shares of HighPoint Common Stock on the NYSE be suspended and that the listing of such shares on the NYSE be withdrawn. In addition, HighPoint requested that the NYSE file with the Commission a notification on Form 25 to report the delisting of shares of HighPoint Common Stock from the NYSE and to deregister shares of HighPoint Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The HighPoint Common Stock will be suspended from trading prior to the opening of the market on April 5, 2021. In addition, the Surviving Corporation intends to file with the Commission a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the completion of the Merger, at the Effective Time, HighPoint became a wholly owned subsidiary of Bonanza Creek.

The information set forth in the Introductory Note, Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and the Prepackaged Plan, each director of HighPoint prior to the Effective Time ceased his or her respective service as a director of HighPoint.

Also as of the Effective Time and pursuant to the Prepackaged Plan, each of R. Scot Woodall, President and Chief Executive Officer; William M. Crawford, Chief Financial Officer; and Kenneth A. Wonstolen, Senior Vice President, General Counsel and Corporate Secretary, were deemed to have resigned as an officer of HighPoint. These resignations were not a result of any disagreements between HighPoint and the officers on any matter relating to HighPoint’s operations, policies or practices. The Surviving Corporation will be ultimately managed by the directors and officers of Bonanza Creek, as its wholly owned subsidiary.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger, HighPoint’s amended and restated certificate of incorporation in effect immediately prior to the Effective Time was amended and restated in its entirety as of the Effective Time. In connection with the completion of the Merger, the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Surviving Corporation.

The certificate of incorporation and bylaws of HighPoint in effect at the Effective Time are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K. The foregoing descriptions of the certificate of incorporation and bylaws are subject to and qualified in their entirety by reference to Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, which are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of November 9, 2020, by and among Bonanza Creek Energy, Inc., HighPoint Resources Corporation and Boron Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to HighPoint Resources Corporation’s Current Report on Form 8-K filed on November 9, 2020).

3.1*	Second Amended and Restated Certificate of Incorporation of HighPoint Resources Corporation, dated April 1, 2021.

3.2*	Second Amended and Restated Bylaws of HighPoint Resources Corporation, dated April 1, 2021.

4.1	Confirmation Order, filed March 18, 2021 (incorporated by reference to Exhibit 99.1 to HighPoint Resources Corporation’s Current Report on Form 8-K filed on March 24, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

†	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HighPoint Resources Corporation agrees to furnish a supplemental copy of any omitted schedule or attachment to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021	HIGHPOINT RESOURCES CORPORATION

By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
President and Secretary